EXHIBIT 10.4

BANK OF HOPE (successor to WILSHIRE STATE BANK)
EXECUTIVE SURVIVOR INCOME PLAN
ELECTION TO PARTICIPATE

As an employee of Bank of Hope (successor to Wilshire State Bank) and a designated Employee as set forth in Article 2 of the Wilshire State Bank Executive Survivor Income Plan dated July 1, 2005 (the “Plan”), I hereby elect to become a Participant of this Plan according to Article 2 of the Plan. I have read the Plan document and agree to be bound by its terms and the additional terms set forth in this Election to Participate.

Pursuant to Section 2.4 of the Plan, I understand that the initial base death benefit that I am eligible for under this Plan is $[_______] (____________ Dollars). Commencing at the end of the first Plan Year and each Plan Year thereafter, the annual benefit shall be increased [____] percent (___%) from the previous Plan Year to a projected annual benefit of $[______] (____________________Dollars) at Normal Retirement Age.

Executed this _____________ day of ____________________, 20__.

_________________________________ ____________________________________
Witness Signature

The Bank hereby acknowledges the additional terms set forth herein and the Participant’s Election to Participate on this ________ day of _________________, 20__.

BANK OF HOPE
(successor to WILSHIRE STATE BANK)

By ________________________________

Title _______________________________